SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Sovereign Bancorp, Inc.

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March 21, 2003

Dear Fellow Shareholder:

Sovereign Bancorp, Inc. will hold its 2003 Annual Meeting of Shareholders on Thursday, April 24, 2003, 10:00 a.m. at the Pennsylvania Convention Center, One Convention Center Place, 1101 Arch Street, Philadelphia, Pennsylvania. Sovereign is the largest bank holding company headquartered in Philadelphia and, as such, is proud to hold its Annual Meeting of Shareholders in the “City of Brotherly Love.”

Sovereign’s Board of Directors believes that it is important for Sovereign’s shareholders to participate in the process by which Sovereign’s directors are elected and in other matters of importance to Sovereign’s shareholders. The election of diligent, active, involved and responsible directors is the cornerstone of corporate governance at Sovereign. Sovereign’s Board, directly or through Board committees, actively chooses, evaluates and compensates the Chief Executive Officer and exercises oversight over the evaluation and compensation of Sovereign’s senior management. The Board or its committees also provide oversight over the preparation of Sovereign’s financial statements and related public disclosures, Sovereign’s internal audit function, and Sovereign’s compliance with laws and regulations and selects and compensates Sovereign’s independent auditors. Sovereign’s Board also reviews corporate plans, policies, and proposed strategies and actions with a view to representing all of Sovereign’s stakeholders, including its shareholders, customers, team members, and the communities Sovereign serves.

Good corporate governance is a part of our heritage at Sovereign and I urge you to be a part of it by having your shares represented at the Meeting.

THE NOTICE AND PROXY STATEMENT, WHICH ARE SET FORTH IN THE FOLLOWING PAGES, DESCRIBE THE PURPOSE OF THE MEETING — THE ELECTION OF TWO (2) CLASS I DIRECTORS TO SERVE FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS SHALL HAVE BEEN ELECTED AND QUALIFIED AND THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR 2003. THE NOMINEES HAVE BEEN UNANIMOUSLY RECOMMENDED BY SOVEREIGN’S BOARD OF DIRECTORS. THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP HAS BEEN UNANIMOUSLY RECOMMENDED BY SOVEREIGN’S BOARD OF DIRECTORS. PLEASE CAREFULLY READ THIS PROXY STATEMENT AND VOTE “FOR” THE ELECTION OF THE BOARD’S NOMINEES AND “FOR” THE RATIFICATION OF ERNST & YOUNG LLP.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, we urge you to vote on the Internet as described on the proxy card or you may complete, sign, date and return the enclosed proxy card in the enclosed envelope. This will not prevent you from voting in person at the Meeting but will assure that your vote is counted if you are unable to attend.

ADMISSION TO THE MEETING WILL BE BY TICKET ONLY. IF YOU ARE A SHAREHOLDER PLANNING TO ATTEND THE MEETING, PLEASE RETAIN THE ADMISSION TICKET MAILED WITH THE PROXY STATEMENT AND PRESENT IT AT THE MEETING. IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROVIDE THE INFORMATION REQUESTED ON THE ATTENDANCE CARD ALSO MAILED WITH THE PROXY STATEMENT AND RETURN IT AS SOON AS POSSIBLE.

I look forward to seeing you at the Meeting. Thank you very much for your continued interest in Sovereign.

Sincerely,

Jay S. Sidhu
Chairman of the Board,
President and Chief Executive Officer

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
to be held April 24, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Sovereign Bancorp, Inc. (“Sovereign”) will be held on Thursday, April 24, 2003, at 10:00 a.m. (Eastern Time) at the Pennsylvania Convention Center, One Convention Center Place, 1101 Arch Street, Philadelphia, Pennsylvania, for the following purposes:

(1)  To elect two (2) Class I directors of Sovereign to serve for a term of three years and until their successors shall have been elected and qualified;

(2)  To ratify the appointment by the Audit Committee of Sovereign’s Board of Directors of Ernst & Young LLP as Sovereign’s independent auditors for the fiscal year ending December 31, 2003; and

(3)  To transact such other business as may properly be presented at the Meeting.

Shareholders of record at the close of business on March 3, 2003 are entitled to notice of, and to vote at, the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU MAY VOTE ON THE INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

By Order Of The Board Of Directors,

David A. Silverman, Esquire
Secretary

Philadelphia, Pennsylvania
March 21, 2003

SOVEREIGN BANCORP, INC.

PROXY STATEMENT
Annual Meeting of Shareholders
April 24, 2003

GENERAL INFORMATION

Solicitation of Proxies.    The Board of Directors of Sovereign Bancorp, Inc. (“Sovereign”), parent company of Sovereign Bank, is providing this Proxy Statement to solicit proxies for use at Sovereign’s annual meeting of shareholders to be held on April 24, 2003, or any adjournment thereof (the “Meeting”). Sovereign is first delivering this Proxy Statement and the accompanying proxy card on or about March 21, 2003. Sovereign will pay the expense of soliciting proxies. Sovereign expects to solicit proxies primarily by mail and the Internet. Sovereign’s directors, officers and team members may also solicit proxies personally or by electronic means. In addition, Sovereign has retained Georgeson & Company, Inc. to assist with the solicitation of proxies at an estimated cost of $7,500, plus reasonable out-of-pocket expenses.

Voting and Revocation of Proxies.    Shareholders may vote by completing, signing, dating and returning the proxy card or on the Internet as described on the proxy card. We encourage each shareholder to submit your proxy electronically on the Internet if that option is available to the shareholder. Delivery of a proxy will not affect a shareholder’s right to attend the Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or by returning a later-dated proxy card to the Secretary of Sovereign, by a later-dated Internet vote, or by attending the Meeting and electing to vote in person. Shareholders of record at the close of business on March 3, 2003 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 261,761,760 shares of Sovereign common stock outstanding, each of which will be entitled to one vote at the Meeting.

Shares represented by a properly delivered proxy will be voted in accordance with the instructions marked thereon. Properly delivered proxies that do not specify how the shares are to be voted will be voted “FOR” the election, as directors, of the Board of Directors’ nominees and “FOR” the ratification of Ernst & Young LLP as Sovereign’s independent auditors for 2003. Properly delivered proxies will be voted “FOR” or “AGAINST” any other matter that properly comes before the Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders, including with respect to any matters not complying with the advance notice provisions set forth in Sovereign’s Bylaws.

In accordance with a notice sent to all shareholders who share a single address, only one Annual Report and Proxy Statement will be sent to that address unless contrary instructions were given by any shareholder at that address. This practice, known as “householding,” is designed to reduce Sovereign’s printing and postage costs. However, if any shareholder residing at such an address desires to receive a separate Annual Report or Proxy Statement in the future, he or she may telephone Sovereign’s Investor Relations Department at (800) 628-2673 or write to Investor Relations at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610. If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting Investor Relations in the same manner.

Quorum.    The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum at the Meeting. Abstentions with respect to one or more proposals voted upon at the Meeting will be included for purposes of determining the presence of a quorum at the Meeting.

Attendance at the Meeting.    Attendance at the Meeting will be limited to shareholders as of the Record Date, their authorized representatives and guests of Sovereign. Admission will be by ticket only. If you are a shareholder planning to attend the Meeting, please retain the admission ticket mailed with the Proxy Statement and present it at the Meeting. Tickets may be issued to others at the discretion of Sovereign. If you plan to attend the Meeting, please provide the information requested on the attendance card mailed with the Proxy Statement and return it as soon as possible.

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INFORMATION CONCERNING SOVEREIGN’S GOVERNANCE POLICIES,
PRACTICES AND PROCEDURES

Consistent with its perception of good principles of corporate governance, Sovereign historically has required that its Board consist primarily of non-management directors, and has delegated important policy making and oversight functions to committees which also consist primarily of non-management directors. At Sovereign, corporate governance and business ethics are not buzzwords or the result of the public outcry in response to recent accounting scandals and resulting rules and regulations, but part of our culture and the foundation of our success. Sovereign’s historical emphasis on corporate governance is demonstrated by the following:

•	Since 1989, Sovereign’s Board has consisted entirely of non-management directors, except the CEO.

•	Since 1989, Sovereign’s Board has maintained an Audit Committee consisting entirely of non-management directors.

•	Since 1989, Sovereign’s Board has maintained a Compensation Committee consisting entirely of non-management directors, except the CEO who last served on such Committee in 1992.

•	Since 1989, Sovereign’s Board has maintained a Nominating Committee consisting entirely of non-management directors, except the CEO who last served on such Committee in 2001.

•	Since 1995, Sovereign has maintained an Ethics and Corporate Governance Committee consisting entirely of non-management directors, except the CEO who last served on such Committee in 2002.

•

Since 1988, Sovereign has maintained a written Code of Conduct and Ethics, which covers conflicts of interest, breaches of confidentiality, fair dealing, compliance with law, and personal investing and trading in Sovereign’s common stock.

•	Since 1986, Sovereign’s Board has caused each of its stock option plans to be approved by Sovereign shareholders.

•

Since 1998, Sovereign has taken steps to align the interests of its directors and senior executive officers with investors by requiring its directors and senior executive management to own a specified dollar value of Sovereign stock.

•	Since 1988, Sovereign’s Board, with the assistance of outside professionals, has studied, at least annually, Sovereign’s strategic alternatives, including sale.

In order to proactively comply with the requirements of the Sarbanes-Oxley Act of 2002 and the proposed new listing standards of the New York Stock Exchange (the “NYSE”), in advance of any requirement to do so, Sovereign took the following actions to further improve its corporate governance:

•

The Board of Directors reduced to writing and formalized Sovereign’s Corporate Governance Guidelines which Sovereign’s Board had historically operated under, and caused the Guidelines to be posted on Sovereign’s website under Investor Relations at www.sovereignbank.com.

•

The Board of Directors, with the assistance of outside legal counsel, evaluated the independence of each of its members under the NYSE’s current and proposed new listing standards, and concluded that each non-management director is independent.

•

The Board of Directors, with the assistance of outside legal counsel, evaluated the independence of each member of the Audit Committee of the Board under the Sarbanes-Oxley Act and the NYSE’s current and proposed new listing standards applicable to Audit Committee Members, and concluded that each member of the Committee is independent.

•

The Board of Directors, with the assistance of outside legal counsel, determined that P. Michael Ehlerman qualifies as an “audit committee financial expert” as contemplated under the Sarbanes-Oxley Act of 2002.

•	The Board of Directors adopted a revised Code of Conduct and Ethics.

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•

The Board of Directors, in an effort to assure that its senior officers primarily responsible for gathering and compiling financial information and presenting it to the public on a full, fair and timely basis recognize and accept such responsibility, adopted a new Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and such officers pledged to observe the requirements of the Code.

•	Each of Sovereign’s Audit Committee, Nominating Committee, Compensation Committee and Ethics and Corporate Governance Committee either reviewed and updated or adopted its charter.

•

Director Daniel K. Rothermel, who is Chairman of Sovereign’s Nominating Committee, Sovereign’s Executive Committee and Sovereign Bank’s Executive and Strategic Planning Committee, was selected to act as Sovereign’s first presiding or “lead director” at sessions of Board meetings held by the Board without management present.

•	Sovereign’s Audit Committee accepted the responsibility of retaining, compensating, evaluating and overseeing Sovereign’s independent auditors and approving all audit and certain non-audit services.

•	The Audit Committee adopted a policy regarding the review of earnings releases and the release of financial information provided to analysts and rating agencies.

•	The Audit Committee adopted a policy regarding the anonymous and confidential submission of auditing and accounting concerns.

In what it perceives as an important action from the perspective of Sovereign’s shareholders, Sovereign’s Board, in January 1998, adopted a policy which requires directors, and certain key officers to own, by certain dates, a specified dollar value of Sovereign stock based generally on their responsibility or salary levels. This policy, which was amended in December 2002, requires Sovereign’s non-employee directors, Sovereign’s CEO and Sovereign’s executive management to beneficially own shares of common stock having a value of $100,000, six times base salary and three times base salary, respectively. Sovereign’s directors and Sovereign’s CEO met the ownership requirements before the applicable deadlines, except for Director Andrew C. Hove, Jr., who, as a recent addition to Sovereign’s Board, has until December 31, 2005, to achieve his ownership requirement. Members of Sovereign’s executive management met the ownership requirement before the December 31, 2002, deadline, except for Messrs. Joseph P. Campanelli, John P. Hamill and James D. Hogan, who have until December 31, 2003, December 31, 2005 and December 31, 2006, respectively, to achieve their respective ownership requirements. Shares of Sovereign common stock subject to unexercised stock options, unvested restricted stock awards, unvested Sovereign matching account shares held under the Bonus Recognition and Retention Program, and shares allocated to the account of a Sovereign employee under Sovereign’s employee stock ownership plans are not considered beneficially owned for purposes of the policy. Sovereign’s Board took this action in an effort to assure that the interests of directors, officers and certain key employees are more completely aligned with those of Sovereign’s shareholders.

As of the Record Date, March 3, 2003, we believe Sovereign’s directors, executive officers and employees, directly and indirectly, owned beneficially at least 10% in the aggregate of Sovereign’s outstanding shares, in their individual capacity and by reason of their participation in Sovereign’s stock-based compensation programs and employee benefits plans, after giving effect to the vesting and exercise of stock options and the lapse of restrictions on restricted stock awards.

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BACKGROUND INFORMATION ON THE BOARD AND BOARD COMMITTEES

Sovereign’s Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible. Important information relating to Sovereign’s Board and Board members is set forth under “Election of Directors,” herein.

Sovereign’s Corporate Governance Guidelines formalized a number of Board policies which were in effect for many years, enhanced these policies and adopted new policies in an effort to proactively comply with the NYSE’s proposed listing standards and the Sarbanes-Oxley Act of 2002:

•

The Board will consist of at least a majority of independent directors who, in the business judgment of the Board, meet the criteria for independence required by the NYSE and all other applicable legal requirements.

•	Directors are not entitled to tenure rights.

•

Directors who materially change non-Sovereign responsibilities they held when they were elected to the Board should volunteer to resign from the Board, and the Board through the Ethics and Corporate Governance Committee should review the continued appropriateness of Board membership under the circumstances.

•	No director may serve on any other public company boards unless such service is approved by the Board.

•

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

•	Board members are expected to review in advance of any meeting the information and data distributed in writing to members before the meeting.

•

Sovereign’s non-management directors meet in executive sessions, and the non-management director, or “lead director,” who presides at these meetings is chosen by a majority of the non-management directors.

•

The Board meets at least once each year in addition to regular board meetings, with Sovereign’s executive management team to review Sovereign’s business plans, discuss corporate strategy and evaluate Sovereign’s strengths, weaknesses, opportunities and threats, as well as to review Sovereign’s progress against Sovereign’s vision, mission, values and critical success factors.

•	The Board extensively studies Sovereign’s strategic alternatives including sale, continuing its current strategy, or engaging in a merger of equals at least once a year.

•	Committee members are recommended by the Nominating Committee and appointed by the Board.

•	Directors have full and free access to officers and employees of the Company.

•

The Board, the Audit Committee, the Ethics and Corporate Governance Committee, the Nominating Committee and the Compensation Committee each has the power to hire independent legal, accounting, financial or other advisors, as applicable, at Sovereign’s expense, without the approval of management.

•	All directors participate in continuing education programs sponsored by Sovereign throughout the year, including programs addressing legal, financial, regulatory and industry specific topics.

•	The Nominating Committee is required to make an annual report to the Board on succession planning.

•	The Nominating Committee is required to receive comments from all directors and report annually to the Board with an assessment of the Board’s performance.

•	No director may be nominated to a new term if he or she would be age 70 or older at the time of the election.

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Descriptions of Sovereign’s Board committees which possess significant corporate governance responsibilities are set forth below.
•

Sovereign’s Audit Committee consists of four directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. Sovereign’s Audit Committee is responsible for the appointment, compensation, oversight and termination of Sovereign independent auditors. The Committee is required to pre-approve audit and certain non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of Sovereign’s financial statements, Sovereign’s compliance with applicable legal and regulatory requirements and the performance of Sovereign’s internal audit function. The Audit Committee is responsible also for, among other things, reporting to Sovereign’s Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in Sovereign’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee also regularly evaluates the independent auditors’ independence from Sovereign and Sovereign’s management, including approving consulting and other legally permitted non-audit services provided by Sovereign’s auditors and the potential impact of the services on the auditors’ independence. The Committee also meets periodically with Sovereign’s independent auditors and Sovereign’s internal auditors outside of the presence of Sovereign’s management, and possess the authority to retain professionals to assist it with meeting its responsibilities without consulting with management. The Committee also reviews and discusses with management earnings releases, including the use of pro forma information, and financial information provided to analysts and rating agencies. The Committee also discusses with management and the independent auditors the effect of critical accounting policies, accounting initiatives and off-balance sheet transactions. The Committee is also responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters. See “Additional Information,” herein. Sovereign’s Audit Committee met 12 times in 2002.

•

Sovereign’s Nominating Committee consists of five directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. Sovereign’s Bylaws provide for both shareholder and Board nomination of director candidates. The Committee is required to develop and recommend criteria for the selection of new directors to the Board, including but not limited to, diversity, age, skills, experience, time availability (including the number of other boards a director candidate sits on), NYSE listing standards, applicable federal and state laws and regulations, in the context of the needs of the Board and Sovereign and such other criteria as the Committee shall determine to be relevant. The Committee is authorized to identify and recommend to the Board, consistent with Sovereign’s Corporate Governance Guidelines and Board determined criteria, potential nominees for submission to Sovereign’s shareholders for election as directors of Sovereign or for election to fill vacancies on the Board. The Committee strives to identify, review and recommend only those nominees who appear to possess (i) the highest personal and professional ethics, integrity and values; (ii) sufficient education and breadth of experience to understand, evaluate and suggest solutions to the many problems facing financial institutions in an increasingly competitive environment; (iii) a reasoned and balanced commitment to Sovereign’s social responsibilities; (iv) an interest in and the availability of time to be involved in Sovereign’s affairs over a sustained period; (v) the reputation and stature required to represent Sovereign in the communities Sovereign serves, as well as before Sovereign’s shareholders and other stakeholders; (vi) a willingness to objectively appraise management performance in the interest of Sovereign and its stakeholders; (vii) an open mind on all policy issues affecting the overall interests of Sovereign and its stakeholders; and (viii) willingness to participate only in other activities or interests which do not create a conflict, or the appearance of a conflict, with the director’s responsibilities to Sovereign and its stakeholders. The Committee’s review of candidates is performed without regard to gender, race or religious affiliation. One of the objectives of this review is to have a Board which consists of members with a mix of diverse backgrounds, skills, experiences and personalities which will foster, not only good decision making, but also the chemistry to create an environment encouraging active, constructive, and informed participation among Board members. The

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Committee is required to recommend to the Board nominees for appointment to the committees of the Board annually. The Committee is also responsible for recommending to the Board a process for evaluating the performance of management and the Board. The Committee met four times in 2002.

•

Sovereign’s Ethics and Corporate Governance Committee, which Sovereign has continuously maintained since 1995, consists of four directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. The Committee monitors, oversees and reviews compliance, by Sovereign’s directors, officers and team members with Sovereign’s Code of Conduct and Ethics, as well as certain other corporate governance related policies. Sovereign’s Code of Conduct and Ethics regulates potential conflicts of interest and transactions between Sovereign and its affiliates, the possible misuse or abuse of confidential information by Sovereign affiliates, and trading in Sovereign stock by Sovereign affiliates. When exercising its authority, the Committee is required to consider Sovereign’s mission, vision and values, including the impact of its actions on Sovereign’s stakeholders, including Sovereign’s shareholders, customers and team members, and the communities Sovereign serves. The Committee also is required to annually review Sovereign’s Code of Conduct and Ethics and to make recommendations to the Board with respect to modification. The Committee also recommended to the Board the Corporate Governance Guidelines adopted by the Board in September 2002. The Committee met five times in 2002.

•

Sovereign’s Compensation Committee consists of five directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. This Committee reviews and approves corporate goals and objectives regarding CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines the CEO’s compensation levels based on this evaluation, and with respect to determining the long-term incentive component of CEO compensation, considers Sovereign’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and other factors the Committee deems appropriate. The Committee also reviews and determines director compensation. In addition, the Committee reviews Sovereign’s executive compensation structure in an effort to insure that executive compensation (i) is competitive, and (ii) is closely linked to Sovereign’s goals and objectives. The Committee also attempts to assure that such goals and objectives are clearly defined for Sovereign’s management team and that the interests of executive management are aligned, to the extent practicable, with the interests of Sovereign’s shareholders. This Committee met six times in 2002.

Sovereign also maintains a number of other important committees, including Sovereign’s Mergers and Acquisition Committee, Sovereign’s Retirement Savings Plan Committee and Sovereign’s Executive Committee. Sovereign’s Mergers and Acquisition Committee, which met two times in 2002, consists of four directors, three of whom are independent directors. The Committee reviews Sovereign’s mergers and acquisitions and other strategic alternatives. Sovereign’s Retirement Savings Plan Committee, which did not meet in 2002, presently consists of five directors, four of whom are independent directors. This Committee monitors Sovereign’s stock-based compensation and benefit plans and programs. This Committee also approves Sovereign’s investment policy and guidelines, reviews investment performance, and appoints and retains trustees and investment managers for the Sovereign 401(k) Retirement Plan and the Sovereign Employee Stock Ownership Plan (the “Sovereign ESOP”). The Board of Directors also has an Executive Committee, which has the ability to exercise all of the powers of the Board in the management and direction of the business and affairs of Sovereign between Board meetings, except those, which by statute, are reserved to the Board of Directors. Sovereign’s Executive Committee, which did not meet in 2002, consists of four directors, three of whom are independent directors.

The Board of Directors met a total of 13 times in 2002. Each director attended at least 75% of the total number of meetings of the Board and its committees on which the director served during 2002 based on the number of such meetings held during the period for which each person served as a director or on a committee. Sovereign’s non-management members of the Board met three times in 2002 without management directors present with Director Daniel K. Rothermel acting as presiding or “lead director” at the meetings, and plan to meet at least quarterly in 2003.

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AUDIT COMMITTEE REPORT

Background

The Audit Committee of the Board of Directors of Sovereign is composed of four directors determined to be independent by Sovereign’s Board consistent with current and proposed listing standards of the NYSE and under applicable provisions of the recently enacted Sarbanes-Oxley Act. The members of the Audit Committee are Directors Hard (Chair), Rothermel (Vice Chair), Ehlerman and Hove. The Board, in the exercise of its business judgment, has designated Mr. Ehlerman as the Committee’s “audit committee financial expert” contemplated by the Sarbanes-Oxley Act. For additional information relating to the responsibilities of Sovereign’s Audit Committee, see “Information Concerning Sovereign’s Governance Policies, Practices and Procedures” and “Background Information on the Board and Board Committees.”

The Audit Committee is governed by a written charter, amended by the Board of Directors, in September 2002, which is posted, in full text, on Sovereign’s website under Investor Relations at www.sovereignbank.com.

Responsibility

Management is responsible for the preparation of financial statements and the integrity of the reporting process, including the system of internal and disclosure controls.

The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The primary responsibility of the Audit Committee is to oversee Sovereign’s financial reporting process on behalf of the Board. It is not the duty of the Audit Committee to prepare financial statements and related disclosures. It is also not the duty of the Audit Committee to plan or conduct audits or to determine that Sovereign’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.

Process

In fulfilling its responsibilities, the Committee reviewed and discussed the audited financial statements contained in the 2002 Annual Report on SEC Form 10-K with Sovereign’s management and with Sovereign’s independent auditors, including a discussion of the quality, not just the acceptability, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. The Committee discussed with Sovereign’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without Sovereign’s management present, to discuss the results of their examinations, their evaluations of Sovereign’s internal control, and overall quality of Sovereign’s financial reporting. The Committee also reviewed with Sovereign’s CEO and CFO their certification relating to their evaluation of Sovereign’s internal and disclosure controls, the completeness and accuracy of the financial statements and other financial information contained in the 2002 Form 10-K, and the process followed by the CEO and CFO to assure the truthfulness of such certificate.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors’ independence from Sovereign and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

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Recommendation

Based on the process referred to above, the Committee recommended to the Board that the audited financial statements be included in Sovereign’s Annual Report on SEC Form 10-K for the year ended December 31, 2002.

Fees of Independent Auditors

The following table sets forth the aggregate fees billed to Sovereign for the fiscal years ended December 31, 2002 and December 31, 2001 by Sovereign’s principal accounting firm Ernst & Young LLP.

December 31, 2002
Audit Fees	$2,331,655
Audit-Related Fees	304,713
Tax Fees	536,348
All other fees	72,416

$3,245,132

Audit fees include fees associated with the annual audit of Sovereign Bancorp, Inc, subsidiary audits required for certain subsidiaries that are registered with either the Securities and Exchange Commission or the Office of Thrift Supervision, the reviews of Sovereign’s quarterly reports on Form 10-Q, accounting consultations, assistance with review of documents filed with the SEC, and comfort letters issued to underwriters for securities offerings.

Audit-related fees principally included audits of employee benefit plans, attestation reports required under servicer agreements, and due diligence in connection with acquisitions.

Tax fees included tax compliance, tax advice and tax planning.

All other fees principally include risk management advisory services and human resource advisory services.

December 31, 2001
Audit Fees	$2,440,461
Audit-Related Fees	382,418
Tax Fees	728,521
All other fees	255,035

$3,806,435

Audit fees include fees associated with the annual audit of Sovereign Bancorp, Inc, subsidiary audits required for certain subsidiaries that are registered with either the Securities and Exchange Commission or the Office of Thrift Supervision, the reviews of Sovereign’s quarterly reports on Form 10-Q, accounting consultations, assistance with review of documents filed with the SEC, and comfort letters issued to underwriters for securities offerings.

Audit-related fees principally included audits of employee benefit plans, attestation reports required under servicer agreements, and certain internal audit services, which were allowable by law at the time the services were provided.

Tax fees included tax compliance, tax advice and tax planning.

All other fees principally include risk management advisory services and advisory services relating to contemplated outsourcing activities.

The Audit Committee considered whether the provision of nonaudit services by Sovereign’s principal auditors during 2002 was compatible with maintaining auditor independence.

The Audit Committee began approving non-audit services proposed to be performed by Ernst & Young LLP in advance of such performance beginning in September 2002.

8

Appointment of Auditors for Sovereign’s 2003 Audit

The Audit Committee appointed Ernst & Young LLP to conduct the audit of the financial statements of Sovereign and its subsidiaries for the year ending December 31, 2003. Sovereign’s shareholders are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP at the annual meeting to which this proxy statement relates. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

This Report is not intended to be incorporated by reference into any filing made by Sovereign with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Brian Hard, Chairman
Daniel K. Rothermel, Vice Chairman
P. Michael Ehlerman
Andrew C. Hove, Jr.

9

ELECTION OF DIRECTORS

Background

Sovereign’s Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible.

Sovereign’s Board of Directors currently consists of six members and is divided into three classes: Class I directors, whose present term expires in 2003 (at the Meeting); Class II directors, whose term expires in 2004; and Class III directors, whose term expires in 2005.

Effective September 17, 2002, Director John A. Fry, formerly Executive Vice President and Chief Operating Officer of the University of Pennsylvania, resigned from the Board of Directors in connection with a change in his employment and substantial additional demands on his time, and, effective September 18, 2002, P. Michael Ehlerman, a director of Sovereign Bank since January 2001, was elected as a Class III director to fill the vacancy created by the resignation of Mr. Fry.

Prior to the Meeting, Mr. Hove and Mr. Sidhu changed Classes at the request of the Board and the Board’s Nominating Committee so that, at the time of the Meeting, Mr. Hove is serving as a Class II director until the 2004 annual meeting of shareholders and Mr. Sidhu is serving as a Class III director until the 2005 annual meeting of shareholders. Previously, Mr. Hove had been serving as a Class III director and Mr. Sidhu had been serving as a Class II director. The change in Classes will permit the Board the flexibility to nominate Mr. Hove for an additional full three-year term upon expiration of the current term for Class II directors in 2004.

Based on the recommendation of the Nominating Committee, the Board of Directors has unanimously nominated Brian Hard and Cameron C. Troilo, Sr. for election as Class I directors of Sovereign. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. Sovereign’s management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

The two nominees who receive the highest number of votes cast at the Meeting will be elected Class I directors. Shares represented by properly delivered proxies will be voted for the Class I nominees named below unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by voting his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

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Independence of Directors

In September 2002, Sovereign’s Board of Directors, with the assistance of outside legal counsel, determined that each of the Board’s five non-management directors were independent from Sovereign and Sovereign’s management within the meaning of the NYSE’s current and proposed new listing standards. The Board categorically determined that a lending relationship resulting from a loan made by Sovereign Bank to a Sovereign director or an affiliate would not affect the Board’s determination that the director was independent if the loan was made in compliance with Regulation O1 of the federal banking laws. The Board also categorically determined that any deposit, savings, checking, or similar account maintained at Sovereign Bank by a non-management director or any entity of which the director is an executive officer, partner or significant shareholder, which account is maintained in accordance with Sovereign Bank’s policies and on the same terms and conditions as those which are available to other similar customers of Sovereign Bank, shall not have any adverse effect on the independence of the director under the NYSE’s proposed listing standards. The Board also determined that there were no other relationships between any non-management director and Sovereign or its management of a magnitude or character which would cause a director not to be independent. In this regard, the Board considered certain buildings and grounds maintenance related services provided by an affiliate of a non-management director to Sovereign Bank and concluded that such services did not affect the independence of that director because the amount paid by Sovereign Bank to such affiliate was minimal and the transaction was on market terms and conditions and in the ordinary course of business. The Board also concluded that a landlord and tenant relationship between another non-management director and Sovereign Bank did not affect the independence of that director because the amount of rent paid by Sovereign Bank was immaterial to Sovereign and immaterial to the director, based on the director’s total rental and other income. The Board also concluded that the relationship was entered into in the ordinary course of business, on market terms and conditions, did not present any unfavorable features, and would have been entered into whether or not the landlord was a non-management director.

Beneficial Ownership of Stock

The following table sets forth certain information, including information regarding beneficial ownership of shares of common stock of Sovereign outstanding as of the Record Date, for (i) the nominees for election as Class I directors of Sovereign, (ii) the continuing Class II and Class III directors of Sovereign, (iii) each named present or former executive officer of Sovereign identified in the summary compensation table on page 24, (iv) all Sovereign directors and executive officers as a group, and (v) Sovereign Bank directors and team members as a group. Unless otherwise indicated, each such Sovereign director and each such named executive officer holds sole voting and investment power over the shares listed as beneficially owned and the shares listed constitute less than 1% of the outstanding shares. Unless otherwise indicated in a footnote, shares indicated as being subject to options are shares issuable pursuant to options outstanding and vested under Sovereign’s stock option plans as of the Record Date. Time in service for certain directors includes time served as a director of Sovereign’s and Sovereign Bank’s predecessor institutions.

1

For a loan to be in compliance with Regulation O, the loan (i) must be made in the ordinary course of business, (ii) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non affiliated parties, except as permitted by applicable federal banking law, and (iii) must not involve more than the normal risk of repayment or present other unfavorable features. Compliance with Regulation O is monitored by the Office of Thrift Supervision, Sovereign Bank’s primary federal regulator, as well as by Sovereign Bank staff.

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Name	Age	Director Since	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock
NOMINEES AS CLASS I DIRECTORS TO SERVE UNTIL 2006
Brian Hard	56	1996	93,952	(2)	—
Cameron C. Troilo, Sr.	64	1974	780,737	(3)	—
CONTINUING CLASS II DIRECTORS TO SERVE UNTIL 2004
Andrew C. Hove, Jr.	68	2001	12,768		—
Daniel K. Rothermel	64	1976	253,328	(4)	—
CONTINUING CLASS III DIRECTORS TO SERVE UNTIL 2005
P. Michael Ehlerman	64	2001	9,685		—
Jay S. Sidhu	51	1987	3,549,059	(5)	1.35%
EXECUTIVE OFFICERS
Joseph P. Campanelli (6)	46	N/A	359,303	(7)
John P. Hamill (8)	62	N/A	210,215	(9)
James D. Hogan (10)	58	N/A	88,387	(11)
Dennis S. Marlo (12)	60	N/A	1,373,340	(13)
Lawrence M. Thompson, Jr. (14)	50	N/A	700,693	(15)
All Sovereign directors and executive officers as a group (11 persons)	N/A	N/A	7,431,467	(16)	2.81%
All Sovereign Bank directors (excluding Sovereign directors and the executive officers listed above) and team members of Sovereign Bank as a group	N/A	N/A	20,228,708	(17)	7.39%
Total aggregate stock ownership of the above persons	N/A	N/A	27,660,175	(18)	9.99%

(1)

The table reflects data supplied by each director and executive officer. The table also reflects shares of Sovereign common stock owned by the trustee of the Sovereign ESOP which have been allocated to the accounts of the executive officers identified in the table, and as a group.

(2)	The number and percentage of shares beneficially owned by Mr. Hard include 72,000 shares subject to vested options.

(3)	Mr. Troilo holds shared voting and investment power over 490,054 shares. The number and percentage of shares beneficially owned by Mr. Troilo include 120,000 shares subject to vested options.

(4)

Mr. Rothermel holds shared voting and investment power over 20,923 shares. The number and percentage of shares beneficially owned by Mr. Rothermel include 3,557 shares held by Mr. Rothermel’s spouse with respect to which Mr. Rothermel disclaims beneficial ownership. The number and percentage of shares beneficially owned by Mr. Rothermel also include 120,000 shares subject to vested options.

(5)

Mr. Sidhu holds shared voting and investment power over 665,917 shares. The number and percentage of shares beneficially owned by Mr. Sidhu include 873,700 shares subject to vested options and 31,201 shares held by Sovereign’s 401(k) Retirement Plan that are allocated to Mr. Sidhu’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Sidhu also include 22,823 shares purchased and held by the Sovereign ESOP which are allocated to Mr. Sidhu’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Sidhu also include 17,794 shares of Sovereign common stock awarded under Sovereign’s 2001 Stock Incentive Plan. The number and percentage of shares beneficially owned by Mr. Sidhu also include 289,642 shares and no shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and

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Retention Program and the Sovereign Bonus Award Program, respectively, which shares are subject to the applicable vesting schedules of such Programs.

(6)	Mr. Campanelli is President and Chief Operating Officer of the Sovereign Bank New England Division of Sovereign Bank and Vice Chairman of Sovereign.

(7)

The number and percentage of shares beneficially owned by Mr. Campanelli include 275,750 shares subject to vested options and 9,460 shares held by Sovereign’s 401(k) Retirement Plan which are allocated to Mr. Campanelli’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Campanelli also include 2,011 shares purchased and held by the Sovereign ESOP that are allocated to Mr. Campanelli’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Campanelli also include 12,110 shares of Sovereign common stock awarded under Sovereign’s 2001 Stock Incentive Plan, which are subject to the applicable vesting schedule of the plan. The number and percentage of shares beneficially owned by Mr. Campanelli also include 29,175 shares and 2,817 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Program and the Sovereign Bonus Award Program, respectively, which shares are subject to the applicable vesting schedules of such Programs.

(8)

Mr. Hamill is Chairman and Chief Executive Officer of the Sovereign Bank New England Division of Sovereign Bank. Before joining Sovereign Bank in 2000, he served as President of Fleet National Bank-Massachusetts and President of Shawmut Corporation.

(9)

The number and percentage of shares beneficially owned by Mr. Hamill include 150,000 shares subject to vested options and 12,110 shares of Sovereign common stock awarded under Sovereign’s 2001 Stock Incentive Plan, which are subject to the applicable vesting schedule of the plan. The number and percentage of shares beneficially owned by Mr. Hamill also include 609 shares purchased and held by the Sovereign ESOP that are allocated to Mr. Hamill’s account and over which he exercises voting power. Mr. Hamill has elected not to participate in the Sovereign 401(k) Retirement Plan, the Sovereign Bonus Recognition and Retention Program and the Sovereign Bonus Award Program prior to December 31, 2002.

(10)

Mr. Hogan is Sovereign’s Chief Financial Officer and Executive Vice President. Before joining Sovereign in 2001, he served as Executive Vice President and Controller of Firststar Corporation, formerly Star Bancorp, Inc.

(11)

The number and percentage of shares beneficially owned by Mr. Hogan include 12,110 shares of Sovereign common stock awarded under the Sovereign’s 2001 Stock Incentive Plan, which are subject to the applicable vesting schedule of the plan. The number and percentage of shares beneficially owned by Mr. Hogan also include 50,000 shares subject to vested options and 1,828 shares held by Sovereign’s 401(k) Retirement Plan which are allocated to Mr. Hogan’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Hogan also include 238 shares purchased and held by the Sovereign ESOP that are allocated to Mr. Hogan’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Hogan include 9,280 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Program, which shares are subject to the applicable vesting schedule of such Program.

(12)	Mr. Marlo is Chief Risk Management Officer and Executive Vice President of Sovereign.

(13)

Mr. Marlo holds shared voting and investment power over 16,232 shares. The number and percentage of shares beneficially owned by Mr. Marlo include 742,990 shares subject to vested options and 4,104 shares held by Sovereign’s 401(k) Retirement Plan which are allocated to Mr. Marlo’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Marlo also include 2,011 shares purchased and held by the Sovereign ESOP that are allocated to Mr. Marlo’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Marlo also include 11,657 shares of Sovereign common stock awarded under Sovereign’s 2001 Stock Incentive Plan, which are subject to the applicable vesting schedule of the plan. The number and percentage beneficially owned by Mr. Marlo also include 21,560 shares and 2,391

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shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Program and the Sovereign Bonus Award Program, respectively, which shares are subject to the applicable vesting schedules of such Programs.

(14)	Mr. Thompson is Vice Chairman and Chief Administrative Officer of Sovereign. He is also Chief Operating Officer and President of the Consumer Banking Division of Sovereign Bank.

(15)

Mr. Thompson holds shared voting and investment power over 155,139 shares. The number and percentage of shares beneficially owned by Mr. Thompson include 370,605 shares subject to vested options and 8,467 shares held by Sovereign’s 401(k) Retirement Plan which are allocated to Mr. Thompson’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Thompson also include 17,832 shares purchased and held by the Sovereign ESOP that are allocated to Mr. Thompson’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Thompson also include 12,564 shares of Sovereign common stock awarded under Sovereign’s 2001 Stock Incentive Plan, which are subject to the applicable vesting schedule of the plan. The number and percentage of shares beneficially owned by Mr. Thompson include 35,080 and 2,391 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Program and the Sovereign Bonus Award Program, respectively, which shares are subject to the applicable vesting schedules of such Programs.

(16)

In the aggregate, these persons hold shared voting and investment power over 1,348,265 shares. The number and percentage of shares beneficially owned by them include 2,775,045 shares subject to vested options and 55,060 shares held by Sovereign’s 401(k) Retirement Plan allocated to the executive officers’ accounts and over which they exercise voting power. The number and percentage of shares beneficially owned by them also include 45,524 shares purchased and held by the Sovereign ESOP that are allocated to participant accounts and over which they exercise voting power. The number and percentage of shares beneficially owned by them also include 78,345 shares of Sovereign common stock awarded under Sovereign’s 2001 Stock Incentive Plan, which are subject to the applicable vesting schedule of the plan. The number and percentage of shares beneficially owned by them also include 384,737 shares and 7,599 shares purchased under the Sovereign Bonus Recognition and Retention Program and the Sovereign Bonus Award Program, respectively, which shares are subject to the vesting schedule of such Programs.

(17)

Shares include 2,078,774 shares allocated under Sovereign’s employee stock ownership plans, 3,522,261 shares allocated under Sovereign’s 401(k) Retirement Plan, 73,360 and 34,441 shares purchased under the Sovereign Bonus and Recognition Program and the Sovereign Bonus Award Program, respectively, which shares are subject to the applicable vesting schedules of such Programs, and approximately 12,144,618 shares subject to the exercise of both vested and non-vested options and 942,055 restricted shares of Sovereign common stock awarded under Sovereign’s 2001 Stock Incentive Plan, representing approximately 7.39% in the aggregate of Sovereign’s outstanding shares, after giving effect to the vesting of plan shares and the exercise of options and restricted stock awards.

(18)

Under a policy adopted by Sovereign’s Board in January 1998, and amended in December 2002, Sovereign’s non-employee directors, Sovereign’s CEO and Sovereign’s executive management are required to beneficially own shares of Sovereign common stock having a value of $100,000, six times base salary and three times base salary, respectively. Sovereign’s non-employee directors and Mr. Sidhu met the ownership requirement before the applicable deadlines, except for Director Andrew C. Hove, Jr., who, as a recent addition to Sovereign’s Board, has until December 31, 2005 to achieve his ownership requirement. Members of Sovereign’s executive management met the ownership requirement before the December 31, 2002, deadline, except for Messrs. Campanelli, Hamill and Hogan who have until December 31, 2003, December 31, 2005 and December 31, 2006, respectively, to achieve their respective ownership requirements. Shares of Sovereign common stock subject to unexercised stock options, unvested restricted stock awards, unvested Sovereign matching account shares held under the Bonus Recognition and Retention Program, and shares allocated to the account of a Sovereign employee under Sovereign’s ESOP are not considered beneficially owned for purposes of the policy.

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The principal occupation and business experience during the last five years of, and other information with respect to, each nominee for election as a director of Sovereign and of each continuing director of Sovereign is as follows:

P. MICHAEL EHLERMAN.    Mr. Ehlerman has been the Chairman and CEO of Yuasa Battery, Inc. since 2000. From 1998 to 2000 he served as Yuasa’s Vice Chairman and CEO and from 1991 to 1998 as President and COO of a predecessor entity. Mr. Ehlerman also served as Executive Vice President of Finance of Exide Corporation and held other senior executive financial and accounting positions with predecessor entities from 1982 to 1991. During his long career in finance and accounting, Mr. Ehlerman also served on the internal audit staff at General Electric Company and as assistant controller at a unit of United States Gypsum Company. Mr. Ehlerman was elected to Sovereign’s Board on September 18, 2002. He served as a director of Sovereign Bank and as a member of the Audit Committee of Sovereign Bank since January 2001. Mr. Ehlerman serves on Sovereign’s Compensation, Audit and Nominating Committees. He also serves as Chair of Sovereign’s Retirement Savings Plan Committee. The Board, in the exercise of its business judgment, has designated Mr. Ehlerman as the “audit committee financial expert” of the Audit Committee as contemplated by the Sarbanes-Oxley Act.

BRIAN HARD.    Mr. Hard became President of Penske Truck Leasing in 1988. Penske Truck Leasing is one of the largest transportation services companies in North America, employing 20,000 people and operating more than 200,000 commercial trucks. He was elected to Sovereign’s Board effective November 1, 1999, and has served as a director of Sovereign Bank since 1996. Mr. Hard serves as a member of Sovereign’s Compensation, Ethics and Corporate Governance, Nominating and Retirement Savings Plan Committees. Mr. Hard also serves as Chair of Sovereign’s Audit Committee.

ANDREW C. HOVE, JR.    Mr. Hove joined Sovereign Bank as a Director in 2001 and became a Director of Sovereign in February 2002. Before joining Sovereign, Mr. Hove served as the Vice Chairman and then as the Acting Chairman of the FDIC, Washington, D.C., from 1990 until his retirement in January 2001. Prior to 1990, he served as Chairman and Chief Executive Officer of Minden Exchange Bank & Trust Co., headquartered in Nebraska. Mr. Hove also served as President of the Nebraska Bankers Association and acted as Vice President, American Bankers Association, representing Nebraska. Since March 15, 2002, Mr. Hove has served as a director of Spectrum Bancorporation, Inc. (“Spectrum”), a bank holding company headquartered in Omaha, Nebraska. Spectrum operates 59 banking locations in Nebraska, South Dakota and Iowa and had total assets, total deposits and stockholders’ equity of $2.1 billion, $1.7 billion and $115 million, respectively, at September 30, 2002. Mr. Hove also serves as a director of Saline State Bank of Wilber, Nebraska (“Saline”). Saline operates five branching locations in Nebraska and had total assets, total deposits and stockholders’ equity of $78.8 million, $58.4 million and $9.8 million, respectively, at September 30, 2002. Mr. Hove serves as a member of Sovereign’s Executive, Compensation, Audit, Nominating and Retirement Savings Plan Committees and also serves as Chair of Sovereign’s Ethics and Corporate Governance Committee.

15

DANIEL K. ROTHERMEL.    Mr. Rothermel became President and Chief Executive Officer of Cumru Associates, Inc., a private holding company in 1989. He retired in 1989 as Vice President, General Counsel and Secretary of Carpenter Technology Corporation, a NYSE listed specialty materials manufacturer, a position he held for more than ten years. Mr. Rothermel serves as Chair of the Nominating and Executive Committees and also serves as a member of Sovereign’s Audit, Compensation, Ethics and Corporate Governance, Mergers and Acquisition and Retirement Savings Plan Committees. Mr. Rothermel acts as presiding or “lead director” at sessions of the non-management members of the Board of Directors and serves as Vice Chair of the Audit Committee.

JAY S. SIDHU.    Mr. Sidhu became President and Chief Executive Officer of Sovereign in November 1989, and was named President and Chief Executive Officer of Sovereign Bank in March 1989. In April 2002, Mr. Sidhu was elected Chairman of Sovereign after the retirement of the former Chairman. Mr. Sidhu previously served as Treasurer and Chief Financial Officer of Sovereign since the organization of Sovereign in 1987. Mr. Sidhu serves as a member of Sovereign’s Executive and Retirement Savings Plan Committees, and also serves as Chair of Sovereign’s Mergers and Acquisition Committee.

CAMERON C. TROILO, SR.    Mr. Troilo is the President and Chief Executive Officer of Cameron C. Troilo, Inc., a holding company for entities engaged in the construction, building material supply, and real estate management businesses. Mr. Troilo previously served as Vice Chairman of Yardley Savings & Loan Association, which was acquired by Sovereign Bank in 1989. He presently serves on the Executive, Ethics and Corporate Governance, Mergers and Acquisition, Nominating and Retirement Savings Plan Committees, and also serves as Chair of Sovereign’s Compensation Committee.

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COMPENSATION PAID TO DIRECTORS

Sovereign believes that the amount, form and methods used to determine compensation are important ingredients in (i) attracting and maintaining directors who are independent, interested, diligent and actively involved in Sovereign’s affairs, and (ii) more substantially aligning the interests of Sovereign’s directors with the interests of Sovereign’s stakeholders.

In 1996, shareholders approved the Non-Employee Director Compensation Plan as a means of compensating non-employee directors of Sovereign and Sovereign Bank for all services rendered as directors. The Non-Employee Director Compensation Plan requires that, on a quarterly basis, all non-employees serving as directors of Sovereign and/or Sovereign Bank receive a fixed number of shares of Sovereign common stock, plus cash for each Sovereign and Sovereign Bank Board meeting and each Executive Committee meeting which the director attends. The Non-Employee Director Compensation Plan was amended by the Board of Directors in June 2000. Effective on July 1, 2000, all non-employees serving as directors of Sovereign receive $1,000 cash for each Sovereign Board or Executive Committee meeting which the director attends and an additional $600 cash for each Sovereign Bank Board meeting which the director attends if the director is also a director of Sovereign Bank. Chairpersons for each committee of Sovereign’s Board each receive 250 shares of Sovereign common stock per quarter for his service as a committee chairperson. All non-employee directors receive additional compensation of 1,250 shares of Sovereign common stock per quarter, plus an additional 375 shares per quarter if the director is also a director of Sovereign Bank. For the year ended December 31, 2002, each individual who served as a non-employee director of Sovereign for the full year received 5,000 shares of Sovereign common stock, $1,000 for each Board and Executive Committee meeting attended and 1,000 shares of Sovereign common stock for each committee for which such person served as chairperson. In addition, effective April 1, 2003, the Chairperson of the Audit Committee and the presiding or “lead director” of the Board, will each receive an additional 250 shares of Sovereign common stock per quarter for their services.

Also, in accordance with Sovereign’s policy of creating and maintaining this long-term mutuality of interest with shareholders, Sovereign adopted, in January 1998, and amended in December 2002, a policy under which all of Sovereign’s non-employee directors, as well as Sovereign’s CEO, who is a management director, are required to beneficially own shares of Sovereign common stock having a value of $100,000 and six times base salary, respectively. Sovereign’s non-employee directors and Sovereign’s CEO met the ownership requirement before the applicable deadlines, except for Director Andrew C. Hove, Jr., who, as a recent addition to Sovereign’s Board, has until December 31, 2005, to achieve his ownership requirement. Shares of Sovereign common stock subject to unexercised stock options, unvested restricted stock awards, unvested Sovereign matching account shares held under the Bonus Recognition and Retention Program, and shares allocated to the account of a Sovereign employee under Sovereign’s employee stock ownership plans are not considered beneficially owned for purposes of the policy.

In July 1999, Sovereign’s Board of Directors adopted the Sovereign Bancorp, Inc. Non-Employee Directors Services Compensation Plan (the “Services Compensation Plan”). The Services Compensation Plan provides that individuals who are non-employee directors of Sovereign on the date their service as a Sovereign director ends are eligible to receive a cash payment in an amount equal to three times the highest annual retainer paid to such director during his or her term of service. The base for the payment amount does not include any other incentive compensation or other awards that may have been paid to a non-employee director during the course of any year. To be eligible, a non-employee director must have ten or more years of service as a director with Sovereign, Sovereign Bank or an affiliate and attain age 65. Credit is given for past service as a non-employee director on the board of any merged or acquired holding company, bank, or other affiliate. Payments under the Services Compensation Plan are made in one lump sum or in installments at the discretion of the Board. The Plan further provides that, in the event a director dies before receiving all benefits to which he or she is entitled, the director’s surviving spouse is entitled to receive any remaining benefits. Upon a change in control, the Services Compensation Plan provides that each non-employee director then sitting on the Sovereign Board, notwithstanding the length of time served as a director, becomes entitled to receive an amount equal to three times the highest annual retainer that such non-employee director had

17

been paid. The definition of change in control for purposes of the Services Compensation Plan is identical to the definition of that term contained in the Sovereign Bancorp, Inc. 1996 Stock Option Plan. In May 2000, the Services Compensation Plan was amended by the Board to clarify that the base for determining the amount of the payment distributed under the Plan includes fees paid while a director of Sovereign Bank.

In June 2002, Sovereign’s Board of Directors adopted the Non-Employee Directors Stock Bonus Program. The program provides that each individual who is serving as a non-employee director of Sovereign as of December 31, 2003 will be entitled to participate and, therefore, be entitled to bonuses, payable in available listed shares of Sovereign common stock, if certain financial objectives are met or exceeded for calendar years 2004, 2005, 2006 or 2007 and he or she satisfies the program’s continued service requirements.

In the event Sovereign’s cash earnings, determined on a consolidated and fully-diluted basis, exceed the specified target for a relevant year, then each participating director, who remains a director at year end, will receive 5,000 shares of Sovereign common stock. The cash earnings targets for 2004 and 2005 are $1.70 and $1.95 per share, respectively. The cash earnings targets for 2006 and 2007 will be fixed by the Board prior to the beginning of each of those years. All financial calculations required of the program shall be performed by, or under the supervision of the Compensation Committee. Even though the earnings target for a given year may be achieved, in no event will a share bonus be payable to eligible directors for that year if either (i) Sovereign’s “Tier 1” capital is less than 5.5% at year end (unless a different number is approved by the Board) or (ii) Sovereign Bank’s asset quality is worse than the average of the largest 25 banks in the United States (determined by asset size), which banks have commercial loans making up at least 25% of their total loan portfolios.

Appropriate adjustment in the number of shares otherwise payable under the program will be made to take into account stock dividends, stock splits and similar events. In the event of a “change in control” (as defined in Sovereign’s 2001 Stock Incentive Plan), all potential awards for the current and future years shall be deemed earned and become payable. In the case of an individual who becomes a non-employee director after December 31, 2003, the Board may permit him or her to participate in the program on such terms as it may specify.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Sovereign’s Executive Compensation Program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of independent, non-employee Directors. The Executive Compensation Program is structured and administered to support Sovereign’s goals and mission, which is to be a highly-focused, quality-driven, market-led and results-oriented company, seeking continually to outperform the market in terms of consistency, growth in earnings, quality of earnings and return on equity. The program is also structured to link executive compensation to Sovereign’s performance and, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, to more closely align the interests of executive management with those of Sovereign’s shareholders.

The Compensation Committee evaluates and determines compensation awards for the Chief Executive Officer. The Chief Executive Officer, Jay S. Sidhu, evaluates and approves compensation and awards for the other executive officers and reviews executive compensation programs with Sovereign’s and Sovereign Bank’s Compensation Committees, as appropriate. Such compensation and awards are based upon an assessment of Sovereign’s results of operations and performance against financial goals relating to return on equity, critical success factors, earnings and capital levels and other factors.

Compensation Philosophy

The Executive Compensation Program of Sovereign has been designed to:

•

align the interests of executives with the long-term interests of shareholders through award opportunities based on achievement of predetermined goals and objectives which result in ownership of common stock;

•	motivate key team members to achieve a superior level of quality performance and financial results by rewarding them for their achievement;

•	support a pay-for-performance policy that supplements overall company compensation amounts based on company-wide results, team oriented results and individual performance; and

•	provide the executive with an appropriate level of retirement income through the use of a combination of both qualified and nonqualified deferred compensation programs.

Components of Compensation

At present, the Executive Compensation Program is comprised of salary, annual incentive opportunities, long-term incentive opportunities in the form of options to acquire Sovereign stock, restricted stock, deferred compensation and employee benefits, which are also significantly stock based. As an executive’s level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, potentially causing greater variability in the individual’s absolute compensation from year-to-year. Base salary levels for the executive officers of Sovereign are set below average compared to other companies within its peer group because executives can have the opportunity for total compensation to equal or exceed the average total compensation for peer group companies upon Sovereign’s achievement of predetermined financial goals and objectives set by the Compensation Committee in the case of the CEO and the Board of Directors in the case of other executive officers. The intent is to have incentive compensation tied to achieving certain objectives. Sovereign has engaged, from time to time, compensation consultants to review and analyze Sovereign’s base salary structure. As a result of a recent review, Mr. Sidhu’s annual base salary was increased from $650,000 to $800,000 effective in October 2002. The Committee expects that adjustments will be made in the future to the annual base salaries of certain employees and executive officers to reflect the competitive salary market. In accordance with Sovereign’s policy, base salary levels remain below average compared to other companies within its peer group.

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Short-Term Incentive Compensation

Incentive compensation awards in 2003 were based on a review of Sovereign’s 2002 performance. This review included an assessment of Sovereign’s results of operations for 2002 and of performance against financial goals, set in early 2002, relating to return on equity, critical success factors, earnings and capital levels for 2002. The goals reflected the Board of Directors’ determination of the appropriate goals for a growth-oriented company. No bonuses would have been required to be paid to executive management if Sovereign had not achieved these financial goals. Because Sovereign exceeded certain of the goals previously established by the Board, Mr. Sidhu was eligible to receive an incentive compensation award for 2002.

The amount of the incentive compensation award payable to Mr. Sidhu was determined solely on the basis of the performance criteria established by the Board in early 2002. Under these criteria, because Sovereign achieved a predetermined target of primary operating earnings per share for 2002, Mr. Sidhu was eligible for, and received a “Tier I” bonus of $500,000 in cash and $500,000 of compensation deferred under the Bonus Deferral Plan (described under “Long-Term Incentive Compensation”). If Sovereign had not met this “Tier I” goal, no bonus would have been required to be paid. In addition, since primary operating earnings per share, Tier I capital and asset quality met or exceeded the Board’s “Tier II” targets, Mr. Sidhu received an additional restricted stock award of shares of Sovereign common stock equal to $250,000. Under the terms of the Bonus Deferral Plan, the deferred compensation component was applied by Sovereign, together with a matching amount, to purchase shares of Sovereign common stock. In addition, if by December 31, 2005 primary operating earnings per share and the price per share of Sovereign common stock each reaches or exceeds a target determined by the Sovereign Board, Mr. Sidhu is eligible to receive additional incentive compensation in the form of 150,000 shares of Sovereign common stock.

Effective as of January 1, 2003, Sovereign’s Board of Directors adopted an amended and restated Sovereign Bancorp, Inc. Leaders Incentive Plan (the “LIP”). The LIP is designed to provide incentive to certain employees of Sovereign and its subsidiaries to meet or exceed Sovereign’s financial goals. Depending on the achievement of certain annual corporate financial goals set by the Compensation Committee, participants may, based on their individual performances, be awarded additional compensation beyond base salary in the form of cash and/or Sovereign restricted common stock. Generally, eligible individuals include those full- or part-time employees of Sovereign and its subsidiaries in grades 10 or higher, although individuals in grades 8 and 9 are entitled to participate to a limited extent. The Chief Executive Officer is not eligible to participate in the LIP. Unless otherwise provided by the Compensation Committee, an individual may not participate in the LIP if he or she is a participant in any other incentive plan that provides for payment of an annual or periodic bonus. Awards under the LIP are based on calculations of certain factors consisting of (i) a corporate performance factor, which is based upon one or more earnings per share goals set by the Compensation Committee each plan year (calendar year) and (ii) an individual performance factor, which, among other things, is determined for each participant in accordance with guidelines set forth in Sovereign’s Performance Management Program. The corporate performance factor for a plan year must be met (or waived by the full Board of Directors) in order for any awards to be made for a plan year. Awards under the LIP are in such form as the Compensation Committee specifies and the Board of Directors approves, and may be cash and/or Sovereign restricted common stock. With certain limited exceptions, in order to receive an award, a participant must be employed on both the last day of the plan year and the day awards are distributed. The distribution of awards is made as soon as practicable after Sovereign’s financial information is available for such plan year, with the target distribution date of no later than March 31st of the year following the close of the plan year. The Compensation Committee may, in circumstances it deems appropriate, waive strict application of any provision of the LIP, including the eligibility for participation. Subject to any legal or NYSE restrictions, any shares of restricted common stock distributed under the LIP may be treasury shares or authorized but previously unissued shares. Messrs. Campanelli, Hamill, Hogan, Marlo, and Thompson are among the employees eligible to participate in the LIP.

The Compensation Committee determined the amount of bonus paid to Mr. Sidhu. Mr. Sidhu recommended the 2002 bonuses paid to the other named executives, which were approved by the Compensation Committee and the Board.

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Long-Term Incentive Compensation

In September 2002, Sovereign’s Board of Directors adopted the Senior Officers Stock Bonus Program. The program provides that each individual who is serving as a member of the Office of the Chairman of Sovereign Bank (“OCSB”) as of December 31, 2003 will be entitled to participate and, therefore, be entitled to bonuses, payable in available listed shares of Sovereign common stock, if certain financial targets are met or exceeded for calendar years 2004, 2005, 2006, 2007 or 2008 and he or she satisfies the program’s continued service requirements.

In the event Sovereign’s cash earnings, determined on a consolidated and fully-diluted basis, exceed the specified target for a relevant year, then each participating officer, who remains a member of the OCSB at year end, will receive the number of shares of Sovereign common stock set forth below. The cash earnings targets for 2004 and 2005 are $1.70 and $1.95 per share, respectively. The cash earnings targets for 2006, 2007 and 2008 will be fixed by the Board prior to the beginning of each of those years. The number of shares of Sovereign common stock distributable, if the specified earnings targets are hit for the relevant years, are 10,000, 15,000, 15,000, 15,000 and 10,000 for 2004, 2005, 2006, 2007 and 2008, respectively. All financial calculations required of the program shall be performed by, or under the supervision of the Compensation Committee. Even though the earnings target for a given year may be achieved, in no event will a share bonus be payable to eligible officers for that year if either (i) Sovereign’s “Tier 1” capital is less than 5.5% at year end (unless a different number is approved by the Board) or (ii) Sovereign Bank’s asset quality is worse than the average of the largest 25 banks in the United States (determined by asset size), which banks have commercial loans making up at least 25% of their total loan portfolios.

Appropriate adjustment in the number of shares otherwise payable under the program will be made to take into account stock dividends, stock splits and similar events. In the event of a “change in control” (as defined in Sovereign’s 2001 Stock Incentive Plan) all potential awards for the current and future years shall be deemed earned and become payable. In the case of an individual who becomes a member of the OCSB after December 31, 2003, the Board may permit him or her to participate in the program on such terms as it may specify.

Sovereign’s shareholders approved the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan (the “2001 Plan”) at the 2001 Annual Meeting of Shareholders. The 2001 Plan is designed to improve the performance of Sovereign and its subsidiaries and, by doing so, to serve the interests of the shareholders. By continuing to encourage ownership of Sovereign shares among those who play significant roles in Sovereign’s success, the 2001 Plan will continue to align the interests of Sovereign’s employees with those of its shareholders by relating capital accumulation to increases in shareholder value. In addition, the 2001 Plan enhances Sovereign’s ability to attract, motivate and retain employees of outstanding leadership and management ability.

The 2001 Plan authorizes Sovereign to award to employees incentive stock options and nonqualified stock options to purchase shares of Sovereign common stock at the fair market value per share at the date the option is granted. The 2001 Plan also authorizes the award of shares of restricted stock to eligible employees. The 2001 Plan was designed to further the success of Sovereign by making shares of the common stock available to eligible employees of Sovereign, or certain affiliated companies in which Sovereign has an ownership interest, thereby providing an additional incentive to such persons to continue their relationship with Sovereign, or such affiliate, and to give such persons a greater interest in Sovereign’s success.

Sovereign’s shareholders approved the Sovereign Bancorp, Inc. 1996 Stock Option Plan (the “1996 Plan”) at the 1996 Annual Meeting of Shareholders. The 1996 Plan, like its predecessor plans, is designed not only to provide incentive to management, but also to align a significant portion of the Executive Compensation Program with shareholder interests. The 1996 Plan permits Sovereign to grant officers and employees a right to purchase shares of stock at the fair market value per share at the date the option is granted. Effective as of November 19, 1998, the Board of Directors amended the 1996 Stock Option Plan to permit the limited transfer of nonqualified stock options to a member of the optionee’s immediate family, a trust for the exclusive benefit of a family member or pursuant to a domestic relations order. At the same time, the Board of Directors also amended the 1986 Stock Option Plan (“1986 Plan”) to permit the limited transfer

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of nonqualified stock options on the same terms as described above. A number of options granted under the 1996 Plan and 1986 Plan remain outstanding.

The Sovereign Bancorp, Inc. Bonus Recognition and Retention Program (the “Bonus Deferral Program”) permits a selected executive employee of Sovereign or certain of its subsidiaries to annually defer receipt of 25% to 50% of his or her bonus for a given year. The deferred amount is placed in a grantor trust and invested in Sovereign common stock. A 100% matching contribution is made to the trust by the employer on behalf of the participant and is likewise invested in Sovereign common stock. Earnings on the deferral and match are reinvested in such stock as well. A participant becomes 100% vested in the aggregate of each year’s deferral, match and earnings thereon five years after the initial funding of such year’s contributions to the trust. A participant also vests in the account balance in the event of termination of employment by reason of death, disability, retirement, involuntary termination or the occurrence of a change of control (as such terms are defined). Termination for cause (as defined) or voluntary termination of employment prior to the expiration of the five-year vesting period generally results in the forfeiture of the entire account balance, including the amount initially deferred by the participant. Payment of vested account balances is made, in stock, in accordance with the election of the participant or, in certain cases, at other times specified by the Program document. To the extent permitted by law, a participant is entitled to vote all shares of Sovereign common stock comprising his or her account balance. Otherwise, such shares are voted by the trustee in its discretion. Mr. Sidhu was required to defer receipt of 50% of his Tier I bonus for 2002 under the Program. Messrs. Campanelli, Hamill and Hogan each elected to defer 50%, 25% and 50%, respectively, of his cash bonus for 2002 under the Program. Mr. Sidhu was required to defer receipt of 50% of his Tier I bonus for 2001 under the Program and Mr. Campanelli elected to defer 50% of his cash bonus for 2001 under the Program. Mr. Hogan elected to defer 35% of his cash bonus for 2001 under the Program. Because no executive officers of Sovereign received a bonus for 2000, no deferrals were made under the Program for 2000.

Under the Sovereign Bonus Award Program, selected management employees may direct that 50% or more of their bonus be used to purchase shares of Sovereign common stock at fair market value. In such event, the dollar amount of bonus which is used to purchase shares of Sovereign common stock is increased by 25% to 30%, the percentage within this range varying based on the amount of the bonus directed for the purchase of shares of stock. Shares issuable under this Program are distributed to the participating employee ratably over a three-year period. With respect to an employee who elects to participate in the Bonus Deferral Program for a given year, this 50% is incremental to the 25% to 50% of bonus that may be deferred under that Program. In addition, participating employees are granted options to purchase one share of Sovereign common stock for each $10 of cash bonus directed for the purchase of Sovereign common stock under this Program. Vesting and forfeiture provisions with respect to shares not yet distributed to a participant in the event of a participant’s death, disability, retirement, termination of employment or a change in control are substantially similar to the vesting and forfeiture provisions with respect to the Bonus Deferral Program referred to above. The Program was effective for the year beginning January 1, 1998. No deferrals were made by Messrs. Sidhu, Campanelli, Hamill, Hogan, Marlo and Thompson under this Program for 2001 and 2002. Because no executive officers of Sovereign received a bonus for 2000, no deferrals under the Program were made for 2000. The Sovereign Bonus Award Program expired by its terms during 2002. The final distribution from the Program will be made in May 2003.

In addition to the qualified retirement benefit plans maintained by Sovereign and certain of its subsidiaries for the benefit of their eligible employees, three additional nonqualified plans are maintained to, among other things, supplement benefits that may be limited by certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). The qualified plans are the Sovereign 401(k) Retirement Plan and the Sovereign employee stock ownership plans. The Sovereign Pension Plan was terminated effective March 31, 2000. The three nonqualified plans are described below.

Effective as of June 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Enhanced Executive Retirement Plan (the “Enhanced Retirement Plan”). Under the Enhanced Retirement Plan, a selected executive employee of Sovereign or certain of its subsidiaries who satisfies such plan’s requirements will be entitled to an enhanced pension to the extent the pension from the qualified retirement plans and certain other sources is less than a targeted level. Such targeted level is an annual pension equal to 60% of his or her

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average compensation (which includes salary, bonus, and deferred compensation but excludes income from the exercise of stock options). The actual supplemental pension to which an eligible executive is entitled to receive under the Enhanced Retirement Plan is reduced, but not below zero, by the sum of his or her (i) pension under the qualified defined benefit retirement plan (determined as of March 31, 1999, the date benefit accruals ceased under such plan), (ii) calculated Social Security benefit, and (iii) pension under the Supplemental Retirement Plan described below. In order to vest in the enhanced pension, an eligible executive must remain employed by Sovereign until age 55 and attain 5 years of service under the qualified retirement plan. Provision is made for a reduction in the plan benefit for a participant who terminates before age 60 or who has completed less than 15 years of service, but in no event will the targeted level be reduced below 30% of average compensation. Provision is also made by the plan document for enhanced survivor’s and disability retirement benefits. In the case of a change in control (as defined), special provisions apply, including immediate 100% vesting and the elimination of the reduction in benefit for age and years of service below the general plan requirements. Under certain circumstances (such as defined misconduct and a breach of any applicable covenant not to compete), enhanced plan benefits may be forfeited. Currently, only Messrs. Sidhu and Thompson have been selected to participate in the Enhanced Retirement Plan.

Effective as of January 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Supplemental Executive Retirement Plan (the “Supplemental Retirement Plan”). The purpose of the Supplemental Retirement Plan is to replace, for selected employees, those benefits under the qualified defined benefit retirement plan that were limited by certain provisions of the Code. These amounts are determined based on the benefit accrued at March 31, 1999, the date benefit accruals ceased under the defined benefit retirement plan. In general, selected employees will receive supplemental pensions equal to such limited amount, subject generally to the provisions, conditions and other limitations of the qualified plan document. Immediate 100% vesting is provided, however, upon the occurrence of a change in control (as defined). Plan benefits are provided through a grantor trust. Messrs. Sidhu, Marlo and Thompson participate in the Supplemental Retirement Plan.

The Sovereign Bancorp, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) was intended to serve two primary purposes. First, it was intended to replace, for selected employees, those benefits under the 401(k) Retirement Plan that are limited by certain provisions of the Code. A 50% matching contribution is made on behalf of a participant who defers receipt of at least the required minimum amount of his or her compensation, subject to the condition that matching contributions under the two plans will not be made with respect to more than 6% of compensation. Second, the Deferred Compensation Plan was intended to provide a vehicle for selected employees and directors of Sovereign and certain of its subsidiaries to defer receipt of compensation generally. The minimum and maximum annual deferrals permitted under the Deferred Compensation Plan for employee-participants were $2,600 and 75% of base salary and bonus, respectively. Participating directors were permitted to defer receipt of any portion of their fees. Interest was credited on all account balances at rates determined from time to time in accordance with the provisions of the plan document. Participants were always 100% vested in their account balances. Payment of plan benefits were generally made following termination of employment under the option (which may include a lump sum) selected by the participant. Deferrals under the Deferred Compensation Plan ceased effective December 31, 1999. As a result of enhancements made to the Sovereign 401(k) Retirement Plan and the termination of the Sovereign Pension Plan, the articulated purposes of the Deferred Compensation Plan were rendered obsolete. Account balances under this plan will be distributed in accordance with the terms of the plan when an event giving rise to such distribution occurs.

The following tables, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion. This report has been furnished by the Compensation Committee whose members are:

Cameron C. Troilo, Sr., Chairman
P. Michael Ehlerman
Brian Hard
Andrew C. Hove, Jr.
Daniel K. Rothermel

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COMPENSATION PAID TO EXECUTIVE OFFICERS

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by or paid for services in all capacities to Sovereign with respect to the fiscal years ended December 31, 2002, 2001 and 2000, for Sovereign’s Chief Executive Officer and each of the other five most highly compensated senior executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
Name	Year	Salary ($)(1)	Bonus ($)(2)	Restricted Stock Awards (#)(3)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)(4)(5)
Jay S. Sidhu	2002	687,000	500,000	17,794	150,000	8,000
Chairman, President and	2001	663,000	750,000	0	200,000	8,594
Chief Executive Officer	2000	617,000	0	0	175,000	0

Joseph P. Campanelli	2002	325,000	100,000	7,117	50,000	8,000
President and Chief Operating	2001	306,000	91,667	7,489	100,000	16,140
Officer of Sovereign Bank New	2000	285,000	0	0	139,250	11,372
England Division and Vice
Chairman of Sovereign (6)

John P. Hamill	2002	300,000	150,000	7,117	50,000	0
Chairman and Chief	2001	300,000	183,333	7,489	100,000	0
Executive Officer of Sovereign	2000	294,000	0	0	75,000	0
Bank New England Division (7)

James D. Hogan	2002	300,000	100,000	7,117	50,000	7,136
Chief Financial Officer	2001	210,000	64,166	7,489	50,000	7,432
and Executive Vice President (8)	2000	N/A	N/A	N/A	N/A	N/A

Dennis S. Marlo	2002	330,000	100,000	7,117	50,000	8,000
Chief Risk Management Officer	2001	330,000	166,667	6,808	95,000	9,450
and Executive Vice President (9)	2000	330,000	0	0	68,750	10,089

Lawrence M. Thompson, Jr.	2002	347,000	200,000	7,117	75,000	7,311
Vice Chairman and	2001	330,000	200,000	8,170	105,000	7,028
Chief Administrative Officer (10)	2000	317,000	0	0	68,750	11,685

(1)

Effective April 1, 2003, Mr. Hamill’s, Mr. Hogan’s and Mr. Marlo’s salary will increase to $400,000, $400,000 and $350,000, respectively. In October 2002, Mr. Thompson’s and Mr. Campanelli’s salary were each increased to $400,000, and Mr. Sidhu’s salary was increased to $800,000.

(2)

The amount shown for Mr. Sidhu for 2002 reflects 50% of his Tier I bonus actually awarded because Mr. Sidhu was required to defer, subject to a substantial risk of forfeiture, receipt of 50% of his Tier I bonus under the Bonus Deferral Program. The amount shown for Mr. Sidhu for 2001 reflects 50% of his Tier I bonus actually awarded because Mr. Sidhu was required to defer, subject to a substantial risk of forfeiture, receipt of 50% of his Tier I bonus under the Bonus Deferral Program. The amount shown for Mr. Campanelli for 2002 reflects 50% of his cash bonus actually awarded because Mr. Campanelli elected to defer, subject to a substantial risk of forfeiture, receipt of 50% of his 2002 cash bonus under the Bonus Deferral Program. The amount shown for Mr. Campanelli for 2001 reflects 50% of the cash bonus actually awarded because Mr. Campanelli elected to defer, subject to a substantial risk of forfeiture, 50% of his 2001 cash bonus under the Bonus Deferral Program. The amount shown for Mr. Hamill for 2002 reflects 75% of the cash bonus actually awarded because Mr. Hamill elected to

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defer, subject to a substantial risk of forfeiture, 25% of his 2002 cash bonus under the Bonus Deferral Program. The amount shown for Mr. Hogan for 2002 reflects 50% of the cash bonus actually awarded because Mr. Hogan elected to defer, subject to a substantial risk of forfeiture, 50% of his 2002 cash bonus under the Bonus Deferral Program. The amount shown for Mr. Hogan for 2001 reflects 65% of the cash bonus actually awarded because Mr. Hogan elected to defer, subject to a substantial risk of forfeiture, 35% of his 2001 cash bonus under the Bonus Deferral Program. The amount shown for Mr. Marlo for 2002 reflects 50% of the cash bonus actually awarded because Mr. Marlo elected to defer, subject to a substantial risk of forfeiture, 50% of his 2002 cash bonus under the Bonus Deferral Program. Because the Executive Officers did not receive bonuses for 2000, no deferrals were made under the Bonus Deferral Program and no purchases of Sovereign common stock were made under the Bonus Award Program for 2000. The deferred amounts, as well as Sovereign’s matching contribution, are subject to such risk of forfeiture for five years. See “Long-Term Incentive Compensation” above for a more complete description of the Bonus Deferral Program.

(3)

The number of shares of restricted stock shown for Mr. Sidhu for 2002 was determined by dividing his Tier II bonus amount of $250,000 by the $14.05 closing price per share of Sovereign common stock on December 31, 2002. These restricted shares vest ratably over a three-year period from the date of the award. The number of shares of restricted stock shown for Messrs. Campanelli, Hamill, Hogan, Marlo and Thompson was determined by dividing $100,000 of each of their respective bonus awards by the $14.05 closing price per share of Sovereign common stock on December 31, 2002. These restricted shares vest ratably over a three-year period from the date of the award. Restricted stock awards were made pursuant to the Sovereign 2001 Stock Incentive Plan. The restricted stock awards vest at the rate of one-third per year with the first one-third vesting one year after the date of the grant.

(4)

Does not include the value of 480 shares, 330 shares, 444 shares, 330 shares, 320 shares and 238 shares of Sovereign common stock allocated to the accounts of each of Messrs. Sidhu, Marlo, Thompson, Campanelli, Hamill and Hogan, respectively, under the terms of Sovereign’s ESOP for 2002. Does not include the value of 629 shares, 329 shares, 558 shares, 320 shares and 289 shares of Sovereign common stock allocated to the accounts of each of Messrs. Sidhu, Marlo, Thompson, Campanelli, and Hamill, respectively, under the terms of Sovereign’s ESOP for 2001. Does not include the value of 1,090 shares, 587 shares, 972 shares and 587 shares of Sovereign common stock allocated to the accounts of each of Messrs. Sidhu, Marlo, Thompson, and Campanelli, respectively, under the terms of Sovereign’s ESOP for 2000. Mr. Hamill was not eligible to participate in the Sovereign ESOP in 2000. Mr. Hogan was not eligible to participate in the Sovereign ESOP in 2000 and 2001.

(5)	Amounts appearing in this column are Sovereign’s contributions on behalf of each named person to the Sovereign Bancorp, Inc. 401(k) Retirement Plan.

(6)	Mr. Campanelli is President and Chief Operating Officer of the Sovereign Bank New England Division of Sovereign Bank and Vice Chairman of Sovereign.

(7)

Mr. Hamill is Chairman and Chief Executive Officer of the Sovereign Bank New England Division of Sovereign Bank. Before joining Sovereign Bank in 2000, he served as President of Fleet National Bank — Massachusetts and President of Shawmut Corporation.

(8)

Mr. Hogan joined Sovereign as Chief Financial Officer in April 2001 and has served as Chief Financial Officer and Executive Vice President since April 2002. Prior to that Mr. Hogan served as Executive Vice President and Controller at Firstar Corporation, formerly Star Bancorp, from May 1993 until April 2001, and as Controller of Star Bank from 1987 until 1993.

(9)

Mr. Marlo joined Sovereign upon completion of Sovereign’s acquisition of ML Bancorp, Inc. where he served as Chairman and Chief Executive Officer. He served as President of the Pennsylvania Division of Sovereign Bank from February 28, 1998 until he was appointed Chief Financial Officer and Treasurer of Sovereign effective May 18, 1998. Mr. Marlo served as Chief Financial Officer and Treasurer of

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Sovereign until April 2001 when he was appointed to his current position as Chief Risk Management Officer and Executive Vice President.
(10)

Mr. Thompson became a Vice Chairman and Chief Administrative Officer of Sovereign in September 2002. Mr. Thompson served as Chief Administrative Officer of Sovereign since 1997. He has been employed by Sovereign in various capacities since 1987.

The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 2002 to the Executive Officers. OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Price Appreciation For Option Term(4)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration
Name	(#)(1)	Year	($/sh)(2)(3)	Date	5% ($)	10% ($)
Jay S. Sidhu	150,000	5.63%	12.77	2/23/12	1,204,648	3,052,814
Joseph P. Campanelli	50,000	1.88%	12.77	2/23/12	401,549	1,017,605
John P. Hamill	50,000	1.88%	12.77	2/23/12	401,549	1,017,605
James D. Hogan	50,000	1.88%	12.77	2/23/12	401,549	1,017,605
Dennis S. Marlo	50,000	1.88%	12.77	2/23/12	401,549	1,017,605
Lawrence M. Thompson, Jr.	75,000	2.81%	12.77	2/23/12	602,324	1,526,407

(1)	Terms of these nonqualified stock options are for a period of ten years and one month from the date the option is granted.

(2)

The options granted to Messrs. Sidhu, Thompson and Campanelli are not exercisable until three years have elapsed after the date of the grant and not until the per share price of Sovereign common stock trades at or above $20.00. The options granted to Messrs. Marlo, Hamill and Hogan are not exercisable until one year has elapsed after the date of the grant and not until the per share price of Sovereign common stock trades at or above $20.00 or three years has elapsed from the date of the grant, whichever occurs first. Options are not exercisable following an optionee’s voluntary termination of employment other than by reason of retirement or disability.

(3)

Under the terms of the 2001 Plan, the exercise price per share must equal the fair market value on the date the option is granted. The exercise price may be paid in cash, in shares of Sovereign common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Sovereign, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4)

The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of Sovereign common stock.

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The following table sets forth information concerning exercised and unexercised options to purchase Sovereign common stock: AGGREGATED OPTIONS EXERCISED IN LAST YEAR AND DECEMBER 31, 2002 OPTION VALUE
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2002 ($) Exercisable/Unexercisable
Jay S. Sidhu	38,339	393,358	1,109,248/534,166	6,135,777/2,075,037
Joseph P. Campanelli	0	0	230,750/135,000	1,143,424/452,434
John P. Hamill	0	0	75,000/150,000	435,000/610,219
James D. Hogan	0	0	50,000/50,000	282,500/64,000
Dennis S. Marlo	8,000	80,480	694,656/195,834	5,942,135/730,063
Lawrence M. Thompson, Jr.	5,250	51,240	367,316/230,833	1,527,327/779,356

CERTAIN TRANSACTIONS

Employment Agreements

Jay S. Sidhu.    Sovereign and Sovereign Bank entered into an employment agreement, dated March 1, 1997, with Jay S. Sidhu, which superseded, in its entirety, Mr. Sidhu’s then existing employment agreement. Mr. Sidhu’s agreement has an initial term of five years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of five years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. No such notice has been given.

The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for Mr. Sidhu.

If Mr. Sidhu’s employment is terminated without cause (as defined), or if Mr. Sidhu voluntarily terminates employment for “good reason,” Mr. Sidhu becomes entitled to severance benefits under the agreement. The term good reason includes the assignment of duties and responsibilities inconsistent with Mr. Sidhu’s status as President and Chief Executive Officer, a reduction in salary or benefits or a reassignment which requires Mr. Sidhu to move his principal residence more than 100 miles from Sovereign’s principal executive office. If any such termination occurs, Mr. Sidhu will be paid an amount equal to five times the sum of (i) his highest annual base salary under the agreement, and (ii) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in sixty equal monthly installments. In addition, in the event of such termination, Mr. Sidhu will be entitled to continuation of certain insurance and other specified benefits for sixty months or until he secures substantially similar benefits through other employment, whichever shall first occur. Further, Mr. Sidhu will be entitled to additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the agreement. If the payments and benefits under the agreement, when aggregated with other amounts received from Sovereign and Sovereign Bank, are such that Mr. Sidhu becomes subject to excise tax on excess parachute payments under Code Sections 4999 and 280G of the Internal Revenue Code, he will receive additional payments equal to such excise tax and any incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement. Sovereign estimates that, if Mr. Sidhu had terminated employment as of March 1, 2003 under circumstances entitling him to the above-

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described severance benefits, he would have been entitled to receive approximately $8.1 million, exclusive of the non-cash benefits, additional retirement benefits, and any potential excise tax-related payments.

If Mr. Sidhu’s employment terminates by reason of his disability, he will be entitled to continuation of 80% of the annual base salary and bonus described above, less amounts payable under any disability plan of Sovereign, until the earliest of (i) his return to employment, (ii) his attainment of age 65, or (iii) his death. Provision is also made generally for the continuation of insurance and other specified benefits for such period, as well as additional credits for retirement benefit purposes.

The agreement contains provisions restricting Mr. Sidhu’s right to compete with Sovereign and Sovereign Bank during the period he is receiving severance or disability benefits thereunder, except under certain circumstances.

Joseph P. Campanelli.    Sovereign entered into an employment agreement with Joseph P. Campanelli, dated January 30, 2003, which superseded his then-existing employment agreement. Mr. Campanelli’s agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. No such notice has been given.

The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in bonus plans, a right to receive insurance, vacation, retirement, deferred compensation and other fringe benefits, automobile and parking allowances and club dues and business-related expenses.

In the event of Mr. Campanelli’s termination of employment without cause (as defined) or for good reason (as defined) following the occurrence of a change in control (as defined), he becomes entitled to severance benefits under the agreement. The benefits are (i) payment, for a period of three years, of the sum of his highest base salary as of the date of termination (or prior to reduction constituting good reason) and the preceding three calendar years and his highest bonus for the preceding three calendar years, payable in monthly installments, and (ii) continuation, for three years, of all life, disability, medical insurance and other normal welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event Mr. Campanelli’s employment is terminated without cause prior to the occurrence of a change in control, he is entitled to (i) payment, for the greater of one year or the remaining term of the agreement, of the sum of his base salary as of the date of termination (or prior to reduction preceding termination) and the average of his bonuses for the preceding three calendar years, and (ii) continuation, for the greater of one year or the remaining term of the agreement, of all life, disability, medical insurance and other normal welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, would cause the excise tax provisions of Code Section 4999 to apply, Mr. Campanelli is entitled to receive such additional amounts as are necessary to neutralize the effect on him of the imposition of such tax and related incremental income tax.

If Mr. Campanelli voluntarily terminates his employment during the term of the agreement, he is subject to a covenant not to compete and an agreement not to solicit customers or employees for a period of 12 months.

John P. Hamill.    Sovereign has also entered into an employment agreement with John Hamill, dated January 7, 2000. The agreement has an initial term of three years and, thereafter, for such term as the parties mutually agree. The agreement provides a base salary which, if increased by action of the Board of Directors, is deemed to amend the employment agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and to receive insurance, vacations, pension and other fringe benefits. In February 2003, Sovereign and Mr. Hamill agreed to extend the term until 2005.

If Mr. Hamill voluntarily terminates employment for good reason (as defined) following a change in control (as defined), Mr. Hamill becomes entitled to severance benefits under the agreement. The benefits are

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continuation of salary, bonus (equal to the highest annual bonus received in three prior years), and insurance and other fringe benefits for three years. If in the absence of a change in control, Mr. Hamill’s employment is terminated without cause, Mr. Hamill is entitled to continuation of salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for the greater of one year or the remaining term of the employment agreement. The agreement contains a provision restricting Mr. Hamill’s right to compete, for a period of 12 months, after a voluntary termination of employment, in all other circumstances, after termination of employment, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Hamill would cause the excise tax provisions of Code Section 4999 to apply, he is entitled to receive from Sovereign such additional payments as are necessary to neutralize the effect on him of the imposition of such tax, then the payments and benefits under such agreement will be reduced to the minimum extent necessary to avoid such tax.

James D. Hogan.    Sovereign has entered into an employment agreement with James D. Hogan, dated as of June 1, 2001. The term of employment terminates on April 30, 2004, unless the term is extended by mutual agreement. The agreement provides a base salary, which, if increased by action of the Board of Directors or the Chief Executive Officer, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors, and to receive insurance, vacation, pension, reimbursement for relocation, and other fringe benefits.

If, following a change in control (as defined), Mr. Hogan voluntarily terminates his employment for good reason (as defined) or is involuntarily terminated without cause (as defined), Mr. Hogan becomes entitled to severance benefits under the agreement. The benefits are continuation, for the greater of two years or the remaining term of the employment agreement, of his then base salary (unless Mr. Hogan resigns for good reason because of a reduction in his base salary, whereas he is entitled to receive his base salary prior to such reduction), bonus (equal to the highest bonus paid to Mr. Hogan over the three prior years), and insurance benefits. If in the absence of a change in control, Mr. Hogan’s employment is terminated without cause, Mr. Hogan is entitled to continuation of his then base salary and insurance benefits for the greater of two years or the remaining term of his employment agreement. The agreement contains a provision restricting Mr. Hogan’s right to compete for a period of 12 months after Mr. Hogan voluntarily terminates his employment or Mr. Hogan’s employment is terminated for cause. In all other circumstances, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Hogan would cause the excise tax provisions of Code Section 4999 to apply, he is entitled to receive from Sovereign such additional payments as are necessary to neutralize the effect on him of the imposition of such tax.

Dennis S. Marlo.    In connection with Sovereign’s completion of the acquisition of ML Bancorp, Inc. in February 1998, Sovereign agreed to honor the employment agreements between Mr. Dennis S. Marlo, the former President and Chief Executive Officer of ML Bancorp, Inc., and each of ML Bancorp, Inc. and Main Line Bank (the “Holding Company Agreement” and “Bank Agreement,” respectively).

The Holding Company Agreement and the Bank Agreement had initial terms of three years and, unless terminated as set forth therein, are automatically extended annually for one additional year.

Both the Holding Company Agreement and the Bank Agreement contain terms specifying Mr. Marlo’s rights to base salary, bonus, pension and welfare benefits, vacation, use of an automobile and replacement thereof every three years, membership dues at one club of his choice, post-employment continuation of medical insurance coverage for him and his spouse until age 66, and certain death benefits. In addition, he is entitled to reimbursement of expenses incurred in furtherance of his employers’ businesses.

As a result of the merger of ML Bancorp, Inc. with and into Sovereign Bancorp, Inc. and the merger of Main Line Bank with and into Sovereign Bank, Mr. Marlo is entitled to terminate his employment at any time during the term of his Agreement, including any extension period. In such event he is entitled, in the aggregate, to receive the following amounts and benefits: (i) payment of three times his then base salary,

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payable in 36 equal monthly installments, and (ii) continuation, at no cost to him, for a maximum period of 36 months of specified employee benefits to which he theretofore was entitled under his employers’ plans, programs and arrangements. In addition, in the event that provision of such termination payments and benefits causes the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, he is entitled to receipt of such additional payment (payable over 36 months) as are necessary to neutralize the effect on him of the imposition of such tax.

Lawrence M. Thompson, Jr.    Sovereign has also entered into an employment agreement with Lawrence M. Thompson, Jr., dated September 25, 1997, which superseded Mr. Thompson’s then-existing employment agreement. The agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended at certain dates to provide a new term of three years except that at certain times notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for the executive.

If Mr. Thompson’s employment is terminated without cause (as defined), whether or not a change in control (as defined) of Sovereign has occurred, or if Mr. Thompson voluntarily terminates employment for good reason (as defined) following a change in control, Mr. Thompson becomes entitled to severance benefits under the agreement. The benefits are continuation of salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for three years. If, in the absence of a change in control, Mr. Thompson’s employment is terminated without cause, cash benefits payable under the agreement are reduced by an amount equal to 25% of any compensation received from another employer. The agreement contains a provision restricting Mr. Thompson’s right to compete, for a period of 12 months, after a voluntary termination of employment without good reason or any termination for cause; in all other circumstances, after termination of employment, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Thompson would cause the excise tax provisions of Code Section 4999 to apply then the payments and benefits under such agreement will be reduced to the minimum extent necessary to avoid such tax.

Indemnification

The Bylaws of Sovereign provide for (i) indemnification of directors, officers, employees and agents of Sovereign and its subsidiaries and (ii) the elimination of a director’s liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Directors and officers of Sovereign are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign. The premium for 2002 allocable to directors and officers was $974,250.

On December 21, 1993, Sovereign Bank entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Sidhu. The Indemnification Agreement provides that Sovereign Bank will indemnify Mr. Sidhu to the fullest extent permitted by applicable law and regulation for all expenses, judgments, fines and penalties incurred in connection with, and amounts paid in settlement of, any claim relating to, among other things, the fact that Mr. Sidhu is or was a director or officer of Sovereign or Sovereign Bank (an

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“Indemnifiable Claim”). Sovereign Bank will also advance expenses upon Mr. Sidhu’s request in connection with any Indemnifiable Claim.

Sovereign Bank’s indemnification obligations are subject to the condition that a Reviewing Party (as defined in the Indemnification Agreement) shall not have determined that Mr. Sidhu would not be permitted to be indemnified under applicable law. To the extent that it is subsequently determined that Mr. Sidhu is not entitled to indemnification, he is required to reimburse Sovereign Bank for any amounts previously paid.

Upon a Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, all determinations regarding Sovereign Bank’s indemnification obligations under the Indemnification Agreement will be made by Independent Legal Counsel (as defined in the Indemnification Agreement). Upon a Potential Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, Sovereign Bank will, upon written request by Mr. Sidhu, create and fund a trust for the benefit of Mr. Sidhu in order to ensure satisfaction of Sovereign Bank’s indemnification obligations under the Indemnification Agreement.

Indebtedness of Management

Sovereign Bank offers consumer loans and residential mortgage loans to directors and employees of Sovereign and its subsidiaries only as permitted by applicable federal banking laws. Under applicable law, Sovereign employees with at least one year of continuous service are eligible to receive preferential terms with respect to interest rates and loan fees. Specifically, interest rates offered to such persons were up to 1% lower than rates offered to nonaffiliated persons for similar transactions, and certain loan origination fees were waived. None of these loans were granted to directors or executive officers of Sovereign on terms that were preferential to the terms applicable to employees of Sovereign and Sovereign Bank at the time any such loan was made. All other loans made by Sovereign Bank to directors and executive officers of Sovereign (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non-affiliated parties, except as permitted by applicable federal banking law and as described above, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features, except as otherwise described below.

Under an executive loan program unanimously approved by non-interested members of the Board of Directors of Sovereign in 1999, Mr. Sidhu, Mr. Marlo, Mr. Thompson, and Mr. Campanelli each had outstanding loans from Sovereign in 2002 with principal amounts that did not exceed $6.9 million, $455,106, $1.1 million and $27,091, respectively. All such loans were repaid in full before December 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Sovereign’s officers and directors, and any persons owning ten percent or more of Sovereign’s common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the “SEC”). Persons filing such beneficial ownership statements are required by SEC regulation to furnish Sovereign with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in Sovereign’s proxy statement. Based solely on Sovereign’s review of any copies of such statements received by it, and on written representations from Sovereign’s existing directors and officers that no annual statements of beneficial ownership were required to be filed by such persons, Sovereign believes that all such statements were timely filed in 2002, except for a Form 4 which was inadvertently filed late by Mr. James D. Hogan, Chief Financial Officer and Executive Vice President of Sovereign, with respect to the purchase and disposition, by gift, of 300 and 200 shares of common stock, respectively. In addition, Mr. Dennis S. Marlo, Chief Risk Management Officer and Executive Vice President of Sovereign, filed a Form 3 in 1998 on which he inadvertently understated, by 23,804 shares, the number of shares of Sovereign common stock he beneficially owned through an employee benefit plan trust.

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PERFORMANCE GRAPHS

The following graphs and tables compare the percentage change in the cumulative total returns on Sovereign’s common stock, the S&P 500 Index and the S&P Bank Index.

The graphs and tables were prepared assuming that $100 was invested in Sovereign’s common stock, the S&P 500 Index and the S&P Bank Index on December 31, 1992, December 31, 1997 and December 31, 1999, as the case may be, and assumes the reinvestment of dividends.

* Source: SNL Financial L.C.

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* Source: SNL Financial L.C.
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PROPOSAL TO RATIFY AUDIT COMMITTEE
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of Sovereign has appointed Ernst & Young LLP, independent auditors, as Sovereign’s independent auditors for the fiscal year ending December 31, 2003. No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment.

Ernst & Young LLP has conducted the audit of the financial statements of Sovereign and its subsidiaries for the year ended December 31, 2002. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR THE 2003 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Meeting. All proxies will be voted “FOR” ratification of the appointment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

ADDITIONAL INFORMATION

2004 Annual Meeting

Sovereign’s 2004 Annual Meeting of Shareholders will be held on or about April 22, 2004.

Shareholder Proposals

In accordance with the Bylaws of Sovereign, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 150 days prior to such annual meeting. For the 2004 Annual Meeting of Shareholders, this period will begin on November 24, 2003 and end on January 23, 2004.

Any shareholder who desires to submit a proposal to be considered for inclusion in Sovereign’s proxy materials relating to its 2004 Annual Meeting of Shareholders in accordance with the rules of the Securities and Exchange Commission must submit such proposal in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: David A. Silverman, Secretary), on or before November 21, 2003.

Nominations for Election of Directors

In accordance with the Bylaws of Sovereign, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given notice of the nomination in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign not less than 90 days nor more than 120 days prior to such annual meeting. For the 2004 Annual Meeting of Shareholders, this period will begin on December 24, 2003 and end on January 23, 2004.

Shareholders may also recommend qualified persons for consideration by the Board of Directors to be included in Sovereign’s proxy materials as a nominee of the Board of Directors. Shareholders making a recommendation must submit the same information as that required to be included by Sovereign in its Proxy Statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: David A. Silverman, Secretary), on or before January 23, 2004.

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Annual Report for 2002

Sovereign’s Annual Report to the Shareholders for the year ended December 31, 2002 is enclosed herewith. Sovereign’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, has been combined with the Annual Report to Shareholders, as permitted by SEC rules. Sovereign’s Annual Report is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference herein.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF SOVEREIGN’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, SOVEREIGN BANCORP, INC., 1130 BERKSHIRE BOULEVARD, WYOMISSING, PENNSYLVANIA 19610, OR BY CALLING SOVEREIGN INVESTOR RELATIONS DIRECTLY AT (800) 628-2673. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SOVEREIGN’S COMMON STOCK ENTITLED TO VOTE AT THE MEETING.

Corporate Governance Documents

A copy of Sovereign’s Code of Conduct and Ethics, Sovereign’s Corporate Governance Guidelines, Sovereign Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the charters of Sovereign’s Audit Committee, Nominating Committee, Ethics and Corporate Governance Committee, and Compensation Committee are available on Sovereign’s website under Investor Relations at www.sovereignbank.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Sovereign Bancorp, Inc., 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, or by calling Investor Relations at (800) 628-2673.

Waivers of Provisions of Codes of Conduct

There were no waivers of the provisions of Sovereign’s Code of Conduct and Ethics or Sovereign’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers for any Sovereign director, senior financial officer or any other executive officer in 2002 or through the date of this proxy statement during 2003.

Complaints and Concerns

Shareholders and other interested parties who desire to communicate directly with Sovereign’s independent, non-management directors should submit such communication in writing addressed to Lead Director, Sovereign Bancorp, Inc., P.O. Box 936, Reading, PA 19603.

Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with Sovereign’s Audit Committee in writing addressed to Audit Committee Chair, Sovereign Bancorp, Inc., P.O. Box 936, Reading, PA 19603.

BY ORDER OF THE BOARD OF DIRECTORS

David A. Silverman, Esquire
Secretary

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Sovereign Bank
Community Banking Office Locations

VT
NH
MA
Boston
Providence
RI
NY
Hartford
CT
Williamsport
PA
Philadelphia
NJ
MD
DE
VA

State	# Offices
Connecticut	35
Massachusetts	179
New Hampshire	13
New Jersey	120
Pennsylvania	148
Rhode Island	30

SOVEREIGN BANCORP, INC. 1130 BERKSHIRE BLVD. MC11900IR5 WYOMISSING, PA 19610

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sovereign Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder planning to attend the Annual Meeting, please:

     -retain the admission ticket mailed with the proxy statement and present it at the Annual Meeting; and

     -promptly complete and return the attendance card mailed with the proxy statement as soon as possible.

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SVNBN1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOVEREIGN BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” MATTER NO. 1 AND “FOR” MATTER NO. 2

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee's number on the line below.

MATTER NO. 1: ELECTION OF CLASS I DIRECTORS TO SERVE UNTIL 2006	|_|	|_|	|_|
01) Brian Hard
02) Cameron C. Troilo, Sr.

MATTER NO. 2:	For	Against	Abstain
RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2003.	|_|	|_|	|_|

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
to be held April 24, 2003
————————

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Sovereign Bancorp, Inc. (“Sovereign”) will be held on Thursday, April 24, 2003, at 10:00 a.m. (Eastern Time) at the Pennsylvania Convention Center, One Convention Center Place, 1101 Arch Street, Philadelphia, Pennsylvania, for the following purposes:

(1)	To elect two (2) Class I directors of Sovereign to serve for a term of three years and until their successors shall have been elected and qualified;
(2)	To ratify the appointment by the Audit Committee of Sovereign’s Board of Directors of Ernst & Young LLP as Sovereign’s independent auditors for the fiscal year ending December 31, 2003; and
(3)	To transact such other business as may properly be presented at the Meeting.

Shareholders of record at the close of business on March 3, 2003 are entitled to notice of, and to vote at, the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU MAY VOTE ON INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

By Order Of The Board Of Directors, David A. Silverman, Esquire Secretary

Philadelphia, Pennsylvania
March 21, 2003

SOVEREIGN BANCORP, INC.

I/We hereby appoint James D. Hogan, Dennis S. Marlo and David A. Silverman, or any one of them, acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Sovereign Bancorp, Inc. (“Sovereign”) held of record by me/ us on March 3, 2003, at the Annual Meeting of Shareholders to be held on Thursday, April 24, 2003, or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF CLASS I DIRECTORSAND FOR THE RATIFICATION OF THEAPPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN'S INDEPENDENT AUDITORS FOR 2003. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders, or any adjournment thereof, as provided in the rules of the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To vote by mail, please vote and sign on the other side.

TO VOTE BY MAIL, RETURN PROXY CARD IN ENCLOSED ENVELOPE
AFTER COMPLETING, SIGNING AND DATING.